UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)

(800) 727-1024 (Registrant's telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2016, we entered into a Non-Exclusive License and Supply Agreement with Canna Delivery Systems, Inc. pursuant to which we acquired a non-exclusive license to market, manufacture, distribute, sell, or otherwise use, in the Northern California counties of Monterey, Kings, Tulare, Inyo, and all counties north of those counties, their method and process for infusing cannabinoids, terpenes, and any and all other cannabis related ingredients or derivatives into oral film delivery strips or systems in Northern California.

The license has an initial term until December 31, 2018, and may be extended for two, two (2) year periods. We are required to achieve a minimum of $600,000 in gross sales for the first calendar year during the term of the license agreement, and increasing sales thereafter. We have agreed to pay an annual license fee of $25,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Non-Exclusive License and Supply Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: February 17, 2016	By:	/s/ James Pakulis
James Pakulis
	Its:	President and Chief Executive Officer